As filed with the Securities and Exchange Commission on April 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOLOGIQ, INC.

(Exact name of registrant as specified in its charter)

Nevada	35-2618297
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Broad Street, 16-079

New York, NY 10004
(808) 829-1057

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brent Y. Suen

Interim Chief Executive Officer

GoLogiq, Inc.

85 Broad Street, 16-079

New York, NY 10004

(808) 829-1057

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott C. Kline, Esq.

Kline Law Group PC

15615 Alton Parkway, Suite 450

Irvine, California 92618

(949) 271-6355

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Security (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, $0.001 par value per share
Total			$25,000,000	$2,755.00

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or similar transaction.

(2)	Includes an indeterminate number of common stock of the Registrant, as may be sold from time to time by the Registrant. In no event will the aggregate offering price of common stock issued by the Registrant pursuant to this registration statement exceed $25,000,000.

(3)	The proposed maximum offering price per share and proposed maximum aggregate offering price for the common stock will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the common stock registered hereunder.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This registration statement contains a base prospectus which covers the offering, issuance and sale by us of up to $25,000,000 in the aggregate of our common stock from time to time in one or more offerings. The base prospectus immediately follows this explanatory note. The specific terms of any securities that we may offer pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell any of these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 4, 2023

PROSPECTUS

GOLOGIQ, INC.

$25,000,000

COMMON STOCK

From time to time, we may offer up to $25,000,000 aggregate dollar amount of shares of our common stock, in one or more offerings, in amounts, at prices and on terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.

This prospectus describes the general manner in which those securities may be offered using this prospectus. Each time we offer securities, we will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on the OTC Market under the symbol, “GOLQ”. On April 3, 2023, the last reported sales price for our common stock on the OTC Market was $1.75 per share. None of the other securities we may offer are currently quoted on any other market or securities exchange.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 6 of this prospectus and any applicable prospectus supplement, before investing in our securities.

The securities described in this prospectus may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $25,000,000. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering, which may include, where applicable: (i) in the case of common stock, the number of common stock offered, the offering price and any other specific terms of the offering; (ii) in the case of preferred stock, the number of preferred stock offered, the offering price and any other specific terms of the offering; (iii) in the case of warrants, the designation, number and terms of the common stock or debt securities purchasable upon exercise of the warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iv) in the case of debt securities, the specific designation, aggregate principal amount, currency or the currency unit for which such debt securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any redemption terms, any sinking fund provisions, any exchange or conversion terms, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations and any other specific terms; (v) in the case of rights, the designation, number and terms of the right to purchase common stock, warrants, debt securities, or units; and (vi) in the case of units, the designation, number and terms of the common stock, warrants, debt securities or rights comprising the units. A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters set forth in this prospectus as we have provided to you in this prospectus a general description of the securities we may offer.

 In connection with any offering of the securities (unless otherwise specified in a prospectus supplement), underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

We may also add, update or change in a prospectus supplement or any free writing prospectus any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus, any applicable prospectus supplement, and any related free writing prospectus, together with additional information described under the heading, “Where You Can Find More Information” and the information incorporated herein by reference as described under the heading, “Information Incorporated by Reference” before investing in any of the securities offered.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement, and any related free writing prospectus. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus, any applicable prospectus supplement, and any related free writing prospectus. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus, nor from a sale made under this prospectus, any applicable prospectus supplement, and any related free writing prospectus that our affairs are unchanged since the date of this prospectus, any applicable prospectus supplement, and any related free writing prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus or any sale of a security. This prospectus, any applicable prospectus supplement, and any related free writing prospectus may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “GoLogiq,” “GOLQ,” the “Company,” “we,” “us,” and “our” refer to GoLogiq, Inc., a Nevada corporation. References in this prospectus to “$” are to United States dollars.

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PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Overview

GoLogiq is multi-faceted e-commerce and financial services platform providing solutions for individual investors and small-to-medium businesses (“SMBs”).

We offer solutions that help SMBs provide access to and reduce transaction friction of e-commerce for their clients globally. Our solutions are provided through our core platform, operated as CreateApp (https://www.createapp.com/) (“CreateApp”), which allows SMBs to establish their point-of-presence on the web.

Our CreateApp platform enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing CreateApp, which is a platform that is offered as a Platform as a Service (“PaaS”).

We provide our PaaS to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on a pay to use subscription basis when our customers use our PaaS platform to create mobile apps for their business.

Through our subsidiary, GenFi Financial Group, Inc. (“GENFI”), which includes its wholly-owned subsidiaries the Nextgen Financial Group Pty Ltd (and subsidiaries thereof) (“Nextgen”) and Ballast Holdings Pty Ltd (and subsidiaries thereof) (“Ballast”) which are both located in Australia (together, the “GENFI Group”) and as defined and described further below, we provide wealth management, direct-to-consumer lending platforms, mortgage broking, accounting, taxation advice, reporting, structuring, and solutions for individual investors and small-to-medium businesses. Through the GENFI Group, we also offer compliance services under its Australian Financial Services License including advice in regard to Managed Investment Schemes (“MIS”), Self-Managed Superannuation Funds (“SMSF”) and other ancillary services.

We have commenced the process to list our common stock on the NYSE AmericanTM.   Dependent on a listing approval by NYSE AmericanTM, we would expect to start trading on NYSE AmericanTM upon a drawdown of $4 million on this offering. There can be no assurance that we will be successful in creating an active market for our stock if we close this offering and successfully list on the NYSE AmericanTM.

Products

SMB e-Commerce Products

Since 2017, CreateApp has been focused on enabling mobile commerce via its enhanced platform offered on a Platform-as-a-Service (“PaaS”) basis, along with its e-wallet initiative. We offer the following e-Commerce products (each of which is described below): (i) CreateApp, (ii) Paylogiq; (iii) Gologiq,

CreateApp

CreateApp, our core product and PaaS, allows SMBs to create mobile apps for their business without the need of technical knowledge, high investment, or background in IT.

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CreateApp has evolved since 2017 to capitalize on the immediate opportunity for developing a larger network of valuable users and merchants by developing services that will enable the adoption of mobile commerce across Greater South East Asia and the United States. The platform enhancements have taken our technology from a standalone “do-it-yourself” (“DIY”) app builder to an enhanced platform built to enable mobile commerce by empowering users to create their own e-commerce and mobile-commerce ecosystem.

Beginning in 2019, CreateApp focused on scaling this business model by continuing to develop and expand strategic partnerships that would increase the number of users, and the merchants available to users, of its products on a PaaS basis. These efforts expanded on the success of recent product launches representative of the PaaS platform strategy and product offerings with our strategic partners. We believe that supporting these initiatives through deeper engagement, interaction, and co-marketing/sales substantially benefited the CreateApp business in 2018 and 2019. As a result, CreateApp’s year-over-year revenues increased significantly in 2018 and 2019. For 2022 as compared to prior years, CreateApp worked to improve gross profit margins while reducing older, white-label partnership revenues and although year-over-year revenues decreased, the gross profits margins improved.

Paylogiq

Launched in late 2017 as an e-wallet initiative, Paylogiq (known as AtoZPay) is a ‘consumer facing’ product offering that supports the PaaS strategy developed by the enhancements to the CreateApp platform providing payment capabilities to users of the platform. Moreover, Paylogiq is designed to be a robust and universal payment platform, and its growth is therefore not limited to our CreateApp PaaS customers alone, enabling GOLQ to drive higher monetization on those platforms by providing payments capabilities.

Digital Wallet or eWallet a digital financial services business, a distinguishing characteristic of Emerging markets (“EM”) compared to the United States is the substantially lower percentage of the population with bank accounts, credit cards, or debit cards. This creates the need for alternative payment methods, specifically e-wallets.

EM is poised for its own payments transformation in much the same way that China has shifted to online payments, according to IDC. Online payments in EM is divided into four broad payment modes: e-wallets, such as our Paylogiq platform, credit cards, debit cards and online banking. Of these, the e-wallet mode is expected to grow the fastest over the next five years, according to IDC. Drivers for EM’s e-wallet industry include the mismatch between internet penetration and banking penetration, which creates a structural opportunity for e-wallets; the increasing integration of e-wallets with use cases such as online games and e-commerce; and the opportunity to offer broader digital financial services using e-wallets as a foundation.

Gologiq

Gologiq is a PaaS platform that provides mobile payment capabilities for the local food delivery service industry. Logiq launched Gologiq in the fall of 2019 in Jakarta, Indonesia. We plan to fully evaluate all options for the Gologiq platform in order to increase user growth and regional expansion with its unique pedestrian-powered approach to urban food delivery.

Consumer Financial Services

GammaRey

Acquired in March 2023, GammaRey, Inc. (“GammaRey”), a Delaware corporation, is a wholly-owned subsidiary of the Company. GammaRey owns GenFi Financial Group Inc. (“GENFI”), a Wyoming diversified financial services company. GENFI includes its wholly-owned subsidiaries Nextgen and Ballast (together, the “GENFI Group”).

Established in 1996, we are a financial services organization dedicated to providing our clients with a complete suite integrated wealth management services. The GENFI Group offers integrated financial solutions to match its clients’ home and business financial requirements. We offer Financial Planning, Superannuation, and Accounting services. The GENFI Group provides wealth management, direct-to-consumer lending platforms, mortgage broking, accounting, taxation advice, reporting, structuring, and solutions for individual investors and small-to-medium businesses. It also offers compliance services and advice in respect to Managed Investment Schemes (“MIS”) and in Self-Managed Superannuation Funds (“SMSF”).

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All services are administered centrally, and this ability to handle our clients’ needs under one roof means a consistent and seamless experience for our clients. Operating our services in-house and also via a network of business partners; we take pride in the quality of products and services we offer, as well as the total professionalism and ethical behavior of our business partners.

NextGen, which includes the entities NextGen Financial Group Pty Ltd, Interactive Mortgage & Finance Pty Ltd, and CCS Operations Pty Ltd (collectively, “NextGen”), is a diversified financial services firm operating in Australia as a Registered Investment Advisor and provides financial advice through two divisions under an Australian Financial Services License and an Australian Credit License. The group holds distribution agreements with leading financial institutions and also offers finance and mortgage advice services through agreements with various mortgage brokers and aggregators. The accounting business within NextGen assists with identifying the most suitable and competitive finance solutions for clients of the Wealth Management network, primarily for those funding the acquisition of investment properties.

Ballast Holdings Pty Ltd operates as a holding entity for its operating subsidiaries: Ballast Accountants Pty Ltd., Ballast Financial Planning Pty Ltd and Ballast Superannuation Management Pty Ltd. (collectively, “Ballast”). Ballast provides a comprehensive range of accounting and taxation advice and solutions for investors and small- to-medium businesses. Its services include tax planning and structuring, management and cashflow reporting, tax returns and ASIC compliance, including a SMSF specialist practice and can also assist with buying and selling businesses.

The Australian Securities and Investments Commission (“ASIC”) regulates GENFI Group's Australian subsidiaries. The GENFI Group provides regulated services under its Australian Financial Service License (“AFSL”) and Australian Credit License (“ACL”), positioning it to acquire other dealer groups and expand its services in Australia and Southeast Asian markets, including Indonesia and Malaysia.

Product Development

We expect that the development of our software will focus on expanding product lines, designing enhancements to our core technologies, and integrating existing and new products into our principal software architecture and platform technologies. We intend to continue to offer regular updates to our products and to continue to look for opportunities to expand our existing suite of products and services.

To date, our products have primarily been developed internally, although we have also licensed or acquired products, or portions of products, from third parties. These arrangements sometimes require us pay royalties to third parties. We intend to continue to license or otherwise acquire technology or products from third parties when it makes business sense to do so.

Our CreateApp mobile commerce PaaS enables SMBs worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. We empower businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy and affordable way. Our CreateApp mobile platform includes the Paylogiq fintech and Gologiq delivery services that have garnered great interest from potential partners due to the deep consumer data both have been acquiring since their inception.

Radix™

GoLogiq’s Radix™, a Big Data analytics platform, extracts and leverages Data from multiple sources and applies artificial intelligence (“AI”) algorithms to evaluate trends and create predictive behavior associated with them. Radix™ has previously been utilized by GoLoqiq on projects to determine online buying habits of urban dwellers.

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With Radix™ we will implement a two-pronged approach:

1.	Extract and refine, via AI, the best returning portfolios from the fund management companies that we acquire.
2.	Extract and refine, via AI, customer behavior – increases/decreases in allocations to fund management companies we acquire and the underlying strategies they employ.
3.	Market customized financial services via investment and savings programs to SMBs

Our Strategy and Plan of Operations

Our growth strategy is a multi-pronged approach:

Product

●	Development of an end-to-end unified SaaS offering. We expect to unify all of our technology platforms into one framework to provide a streamlined user experience for customers to leverage all of our applications through a Software-as-a-Service (“SaaS”) model.

●	Expand our customer base and business relationships. Today, we are already installed in major media companies and technology platforms. We intend to increase the usage of our technology and deepen technology relationships to drive increased revenue.

●	Focus on SMBs. We believe that there is a significant opportunity for an end-to-end advertising and marketing technology solution for SMBs seeking to grow their online sales without dealing with the many challenges of integrating multiple point solutions. We intend to continue to concentrate marketing our platforms to SMBs.

●	Maintain innovation. We will continue to develop and introduce new features and improved functionality to our platforms. Key initiatives include development of easy-to-use self-serve platforms for SMBs, and continued development of AI-driven marketing technologies.

Acquisition strategy

Our acquisition strategy for 2023 is to provide stable growth, a solid asset base, scaling revenue, and achieve profitability by year end. An approach that encapsulates the following:

●	Acquisitions of multi-strategy and multi-market investment advisory firms (“IAFs”)
●	Year-end goal of assets under management (“AUM”) is targeted at $10-15 billion
●	We intend to cover these markets – USA, Australia, UAE, SE Asia (Singapore)
●	Target acquisitions with clients that are high-net-worth individuals, Sovereign Funds, Family Offices, and retirement systems both public and private.

The acquisition of GammaRey/GENFI Group marks the commencement of our acquisition strategy. There are eleven other fund management companies with whom we are currently in discussions regarding potential acquisitions or business combinations. The AUM of such funds range from $400 million to $8 billion. All are licensed, either in the US, Australia, UAE, Singapore and Canada.

The ability and capability to offer financial services to small businesses is the overarching goal of the Company and through the aforementioned acquisition strategy, which is already well underway, we believe that we can achieve this goal.

Competition

Our business is rapidly evolving and highly competitive.  Each of the e-commerce and e-wallet industries in EM is highly fragmented. We face competition in each of our lines of business in each market where we operate. Some of our competitors, particularly those based outside of EM, may have greater access to capital markets, more financial and other resources, and a longer operating history than we do. Our current and potential competitors are described in the categories below.

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E-commerce

We face competition principally from regional players that operate across several markets in the region. We also face competition from single-market players in the region. We compete to attract, engage and retain buyers based on the variety and value of products and services listed on our marketplaces, overall user experience and convenience, online communication tools, integration with mobile and networking applications and tools, quality of mobile applications, and availability of payment settlement and logistics services. We also compete to attract and retain sellers based on the number and engagement of buyers, the effectiveness and value of the marketing services we offer, commission rates and the usefulness of the services we provide including data and analytics for potential buyer targeting, cloud computing services and the availability of support services including payment settlement and logistics services.

E-wallet Platforms

Paylogiq competes primarily with credit card and debit card service providers, banks with payment processing offerings, other offline payment options and other electronic payment system operators. Paylogiq competes with these companies primarily on the basis of transaction processing speed, convenience, network size, accessibility, reliability and price. We believe the combination of Paylogiq’s numerous physical service counters and the Paylogiq App is a significant competitive advantage because of the strong demand in EM for convenient forms of payment processing.

Our business is rapidly evolving and highly competitive.  Our current and potential competitors include: (1) Advertising companies, Web design firms and more recently, mobile app makers; (2) other DIY mobile app companies; (3) a number of indirect competitors, including media companies, web portals, comparison shopping websites, and web search engines, either directly or in collaboration with SMB; (4) companies that provide e-commerce services, including website/app development; (5) companies that provide infrastructure web and mobile services. We believe that the principal competitive factors in our mobile apps business include ease of use, affordability and broad range of functionality.  Many of our current and potential competitors have greater resources, slightly longer histories, more customers, and greater brand recognition. They may adopt more aggressive pricing and devote more resources to technology, functionality and ease of use and marketing.  Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

Investment Advisory

The investment advisory industry is also highly competitive, with new competitors continually entering the industry. We compete directly with numerous global and U.S. investment managers, commercial banks, savings and loans associations, brokerage and investment banking firms, broker-dealers, insurance companies, and other financial institutions that often provide investment products with similar features and objectives to those we offer. These institutions range from small boutique firms to large financial services complexes. We are considered a small investment advisory company. Many competing companies are part of larger financial services companies that conduct business in more markets and have greater marketing, financial, technical, research, and distribution resources and other capabilities than we do. Most of the larger firms offer a broader range of financial services to the same retail and institutional investors we seek to serve. These factors may place us at a competitive disadvantage, and we can give no assurance that our strategies and efforts to maintain and enhance our current investor relationships, as well as to create new ones, will be successful. To grow our business, we must be able to compete effectively for assets under management. Key competitive factors include:

●	the breadth of our product offerings;

●	the quality of our services;

●	our ability to further develop and market our brand;

●	our commitment to placing the interests of investors first; and

●	our general business reputation.

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Increased competition could reduce the demand for our products and services, which could have a material adverse effect on our business, results of operations, and financial condition.

Competition is an important risk that our business faces and should be considered along with other risk factors that we discuss in “Risk Factors.”

Employees

The Company currently has seventeen full-time contracted personnel in Singapore, Myanmar, Hong Kong and Jaipur, India. Our software development partner in Jaipur has 200 developers on staff to assist with technical, customer support, integration and engineering tasks.

Through GammaRey and the GENFI Group, the company has over 110 advisors throughout Australia.

Corporate Information

GoLogiq, Inc. (formerly known as Lovarra) (the “Company”) was incorporated on January 29, 2018 under the laws of the State of Nevada. As of December 31, 2021, the Company was a shell company focused on software application development, including an expense and income tracker and a physical wallet with a lock that can be opened via Bluetooth linked by a user application. On January 27, 2022, the Company completed the acquisition of the business segment of CreateApp from Logiq Inc. (a fully reporting public company) (“Logiq”). As a result, the Company’s results of operations for year ended December 31, 2022 include the operations of CreateApp.

On May 9, 2022, the Company changed its name from Lovarra Inc. to GoLogiq, with the Secretary of State of the State of California, and on June 9, 2022, the Company’s common stock began trading on the OTC Markets marketplace under the Company’s new name, GoLogiq, Inc., and the new ticker symbol “GOLQ.”

On July 27, 2022, Logiq completed the spin-off of its direct interests in the Company, in connection with which Logiq distributed an aggregate of 26,350,756 shares of the Company’s common stock then directly owned by Logiq to Logiq’s stockholders of record as of December 30, 2021 on a 1-for-1 basis (i.e. for every 1 share of Logiq held on December 30, 2021, the holder thereof received 1 share of the Company). As a result of the completion of the spin off, as of July 27, 2022, the Company is no longer a majority owned subsidiary of Logiq.

As of March 31, 2022, Logiq controlled, through one of its subsidiaries, approximately 3.6% of the Company’s outstanding shares of common stock and voting power of the Company’s outstanding securities.

As a result of the CreateApp acquisition, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Act). As a result of the CreateApp business acquisition, the Company now offers solutions that help small-to-medium-sized businesses (“SMBs”) to provide access to and reduce transaction friction of e-commerce for their clients globally. The Company’s solutions are provided through its core platform, operated as CreateApp (https://www.createapp.com/), which allows SMBs to establish their point-of-presence on the web.

On March 6, 2023, the Company completed the acquisition of all issued and outstanding stock of GammaRey, Inc. (“GammaRey”), a Delaware corporation. The Company has issued an aggregate of 77,500,000 shares of common stock to the former shareholders of GammaRey as of the date hereof as consideration for the GammaRey shares. An additional 26,666,667 have been reserved for potential later issuance pursuant to the terms of the business combination agreement, but to date have still subject to the completion/satisfaction of substantive commercial conditions precedent. This transaction resulted in GammaRey becoming a wholly-owned subsidiary of the Company.

GammaRey includes its wholly owned subsidiary GenFi Financial Group, Inc. (“GENFI”) which was incorporated in Washington State on January 24, 2002 and on January 26, 2016 it moved its corporate domicile to the State of Wyoming. The Company’s headquarters are in Las Vegas, Nevada. Common shares of the Company were publicly traded on the OTC markets through September 2020 (ticker GFNL).

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GENFI includes its wholly-owned subsidiaries, NextGen and Ballast, which are both located in Australia, and EPOINT Payment Corp., which was incorporated as a C Corp in the state of Delaware in May 2015 and is no longer in operation.

NextGen, which includes the entities NextGen Financial Group Pty Ltd, Interactive Mortgage & Finance Pty Ltd, and CCS Operations Pty Ltd (collectively, “NextGen”), is a diversified financial services firm operating in Australia as a Registered Investment Advisor and provides financial advice through two divisions under an Australian Financial Services License and an Australian Credit License. The group holds distribution agreements with leading financial institutions and also offers finance and mortgage advice services through agreements with various mortgage brokers and aggregators. The accounting business within NextGen assists with identifying the most suitable and competitive finance solutions for clients of the Wealth Management network, primarily for those funding the acquisition of investment properties.

Ballast Holdings Pty Ltd operates as a holding entity for its operating subsidiaries: Ballast Accountants Pty Ltd., Ballast Financial Planning Pty Ltd and Ballast Superannuation Management Pty Ltd. (collectively, “Ballast”). Ballast provides a comprehensive range of accounting and taxation advice and solutions for investors and small- to-medium businesses. Its services include tax planning and structuring, management and cashflow reporting, tax returns and ASIC compliance, including a SMSF specialist practice and can also assist with buying and selling businesses.

The Company’s current executive offices are located at, 85 Broad Street, 16-079, New York, NY 10004. The Company’s lease is currently $820 per month.

GoLogiq is headquartered in New York, with offices in Singapore, and Sydney, Australia. Our principal executive offices are located at 85 Broad Street, 16-079, New York, NY 10004, and our telephone number is (808) 829-1057. We maintain an internet website at www.gologiq.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider it part of this prospectus supplement.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

 The Securities We May Offer

We may offer common stock with a total value of up to $25,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	rates and times of payment of dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates, and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any; and

●	voting or other rights, if any.

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A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part. We will not offer any securities for sale to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless an applicable prospectus and/or prospectus supplement containing the specific terms of the securities to be offered is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the securities will be offered for sale.

We may sell the securities registered hereunder on a continuous or delayed basis to or through underwriters, dealers or agents, or directly to purchasers. The prospectus supplement, which we will provide to you each time we offer such securities registered hereunder, will set forth the names of any underwriters, dealers or agents involved in the sale of such securities, and any applicable fee, commission, or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, including securities convertible into common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering of securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, timing and plans, governmental regulations, the achievement of commercial milestones, the advancement of our technologies and our product offerings, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

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These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein upon notice at our headquarters, 85 Broad Street, 16-079, New York, NY 10004 during normal business hours.

Since we are a reporting issuer in all of the provinces in Canada except Quebec, we are also required to file with the securities commission or regulatory authority in each of the applicable provinces in Canada on SEDAR. You may read our public Canadian filings on the SEDAR Internet site at www.sedar.com, and you can print them from that site.

Information about us is also available at our website at www.logiq.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

●	our Annual Report on Form 10-K for year ended December 31, 2022, filed with the SEC on March 27, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022 filed with the SEC on May 20, 2022, August 15, 2022 and November 14, 2022, respectively;

●	Our Current Reports on Form 8-K filed on May 3, 2022, June 9, 2022, July 26, 2022, July 27, 2022, December 22, 2022, January 4, 2023, January 5, 2023, January 10, 2023, January 31, 2023, February 9, 2023, and March 9, 2023.

●	filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Logiq, Inc., Attn: President, 85 Broad Street, 16-079, New York, NY 10004, telephone number (808) 829-1057. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC and Canada on SEDAR.

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Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, any related free writing prospectus, or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding product development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

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The securities we offer under this prospectus may or may not be listed on a securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will not offer any securities for sale in Canada or to a Canadian resident unless an applicable prospectus and/or prospectus supplement containing the specific terms of the securities to be offered is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the securities will be offered for sale.

We will file a prospectus supplement and related free writing prospectus, if applicable, to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement and any applicable free writing prospectus will disclose:

●	the terms of the offer;

●	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

●	the purchase price of the securities from us;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

●	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

●	any public offering price; and

●	other facts material to the transaction.

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We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue 200,000,000 shares of common stock, at a par value $0.001 per share.

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The holders of common stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors of the Company (the “Board”) out of funds legally available therefore.  In the event we have liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

As of April 3, 2023, there were 124,609,635 shares of our common stock outstanding and held by approximately 766 record holders of record. This number was derived from our stockholder records and does not include beneficial holders of our common stock whose shares are held in “street name” with various dealers, clearing agencies, banks, brokers and other fiduciaries.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, at a par value $0.001 per share, of which 2,000,000 shares have been designated Series A Preferred Stock. As of April 3, 2023, there were no shares of Series A Preferred Stock outstanding.

Our board of directors has the authority, without further action by our shareholders, to issue preferred stock in one or more series and to fix from time to time the number of shares to be included in each such series and the designation of such series, and to fix the relative rights and preferences of the shares of any such series, but only with respect to:

●	the rate of dividend;

●	the price at and the terms and conditions on which shares may be redeemed;

●	the amount payable upon shares in the event of voluntary or involuntary liquidation;

●	sinking fund provisions for the redemption or purchase of shares; and

●	the terms and conditions on which shares may be converted into shares of any other class or series.

Except as to the matters expressly set forth in the bullet points above, all series of preferred stock, whenever designated and issued, must have the same preferences, limitations and relative rights and will rank equally, share ratably and be identical in all respects as to all matters.

Unless otherwise provided by Nevada law, each holder of preferred stock will have one vote per share and will vote with the holders of common stock together as a single class.

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Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our amended and restated articles of incorporation and any articles of amendment stating the terms of a series of preferred stock that our board of directors may adopt.

Our board of directors may authorize the issuance of preferred stock with rights that could adversely affect the rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of GoLogiq and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock.

Equity Compensation Plan Information

There were no equity compensation plans outstanding as of April 4, 2023.

Transfer Agent

We have engaged Nevada Agency and Trust Company as our stock transfer agent.  Nevada Agency and Trust Company is located at 50 West Liberty Street, Reno, Nevada 89501. Phone: (775) 332-0626.

Market

Our common stock is quoted on The OTC Market under the symbol, “GOLQ”.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management or to discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that may have the effect of delaying or preventing a change of control or changes in our management. Some of these provisions:

●	authorize our board of directors to issue up to 500,000,000 shares of authorized common stock;

●	specify that special meetings of our stockholders can be called only by the Chairman of our board of directors, President, or Vice President; and

●	provide that stockholders will not be allowed to vote cumulatively in the election of directors.

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It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

Nevada Anti-Takeover Statute

We are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

LEGAL MATTERS

Kline Law Group PC, Irvine, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of GoLogiq, Inc. as of December 31, 2022, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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GOLOGIQ, INC.

$25,000,000

COMMON STOCK

PROSPECTUS

       ____________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee		$2,755.00
Printing and engraving		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

As permitted by Section 102 of the Delaware General Corporation Law, we plan to adopt provisions in our certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

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Nevada Revised Statutes provide that:

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by our stockholders;

●	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	by court order.

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Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws also require us to indemnify directors, officers and employees to the fullest extent allowed by law, provided, however, that it will be within the discretion of our board of directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Item 16. Exhibits

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however, that subparagraphs (i),(ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided,  however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)	The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	If and when applicable, the Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

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EXHIBIT INDEX

Exhibit			Incorporated by Reference			Filed
Number	Exhibit Description	Form	File No.	Filing Date	Exhibit	Herewith
1.1	Form of Underwriting Agreement*
3.1	Articles of Incorporation of Lovarra, dated January 29, 2018.	S-1	333-210544	8/8/2019	3.1
3.2	Certificate of Amendment to Articles of Incorporation of Lovarra, dated January 5, 2022	S-1/A	333-210544	1/27/2022	3.2
3.3	Certificate of Amendment to Articles of Incorporation of Lovarra, dated May 9, 2022	10-K	333-210544	3/27/2023	3.3
3.4	Second Amended and Restated Bylaws	8-K	333-210544	5/3/2022	3.2
3.5	Certificate of Designation of Series A Preferred Stock, effective as of July 26, 2022	8-K	333-210544	7/26/2022	3.1
4.1	Specimen Stock Certificate					X
5.1	Opinion of Kline Law Group PC					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Kline Law Group PC (included in Exhibit 5.1)					X
24.1	Power of Attorney (included in signature page hereto)					X
107	Filing Fee Table					X

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 4, 2023.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brent Suen, as the undersigned’s true and lawful attorney-in- fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Suen	Chief Executive Officer, Director	April 4, 2023
Brent Suen	(Principal Executive)

/s/ Brent Suen	Chief Financial Officer, Director	April 4, 2023
Brent Suen	(Principal Accounting Officer)

/s/ Granger Whitelaw	Independent Director	April 4, 2023

/s/ Peter Bordes	Independent Director	April 4, 2023

/s/ John MacNeil	Independent Director	April 4, 2023

/s/ Candice Beaumont	Independent Director	April 4, 2023

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